SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2006

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street, Suite 2225 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

The Form 8-K of The Female Health Company dated January 20, 2006, filed with the Securities and Exchange Commission on January 24, 2006, is hereby amended by (1) modifying the first paragraph of Item 1.01 in its entirety as described below and (2) revising in its entirety the following response to Item 9.01.

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On January 20, 2006, The Female Health Company (the "Corporation") entered into an Employment Agreement (the "Employment Agreement") with Mary Ann Leeper ("Dr. Leeper"), the President and Chief Operating Officer of the Corporation, and a member of the Corporation's Board of Directors. The Employment Agreement is effective as of May 1, 2006 (the "Effective Date"). Dr. Leeper will continue to serve as the Corporation's President and Chief Operating Officer until the Effective Date pursuant to the terms of her employment agreement with the Corporation entered into effective May 1, 1994 (the "1994 Agreement"). The 1994 Agreement will continue in effect until the Effective Date, at which time it will terminate. A copy of the Employment Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

    (d)    Exhibits

             The following exhibit is furnished herewith:

             Exhibit 99.1 - Employment Agreement dated effective May 1, 2006 between The Female Health Company and Mary Ann Leeper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        THE FEMALE HEALTH COMPANY
Date:  February 20, 2006
        BY  /s/ O.B. Parrish
    O.B. Parrish, Chairman and
                Chief Executive Officer